                                                                    EXHIBIT 10.u

                             SIXTH AMENDMENT TO THE
               HUFFY CORPORATION SUPPLEMENTAL/EXCESS BENEFIT PLAN

         WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan") effective January 1, 1988; and

         WHEREAS, the Sponsor desires to amend the Plan;

         NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective June 13, 1997:

I. The Plan shall be amended by changing the term "Change of Control" to read "Change in Control" in each instance in which it appears.

II.      Article I of the Plan shall be amended by adding Sections 1.15, 1.16,
         1.17 and 1.18 to read as follows:

                  1.15 "Senior Executive Participant" shall mean a Participant who is, as of June 13, 1997, or any subsequent date, an officer of Huffy Corporation, or a president and general manager of a Huffy Corporation operating division or subsidiary.

                  1.16 "Vested Benefit" means the portion of a Participant's Supplemental/Excess Benefit which has become non-forfeitable in the manner described in Section 6.6.

                  1.17 "Offset Benefit" shall mean the portion of a Senior Executive Participant's Supplemental/Excess Benefit which has been replaced by benefits provided under an Offset Plan, as described in
         Article IV.

                  1.18 "Offset Plan" shall mean any plan or program designated by the Committee as intended to offset benefits provided under the Plan.

III. Article III of the Plan shall be amended by restating the first paragraph of the Article to read as follows:

                  A Participant's Supplemental/Excess Benefit will equal (i) $2,500 per year, plus the Accrued Retirement Pension he would have earned under the Retirement Plan but for the Amended Benefit Formula, Compensation Limitation and ERISA Limitation; reduced (but not below 0) by the sum of (ii) the Accrued Retirement Pension he has earned under the Retirement Plan and (iii) the Participant's Offset Benefit. The Accrued Retirement Pension attributable to any period of time during which a Participant failed to accrue benefits under the Retirement Plan will be calculated in accordance with Exhibit B; the reduction described in clauses "(ii)" and "(iii)" of the preceding sentence will apply only to the extent a Participant has actually participated in the Retirement Plan or received a grant (or, to the extent required by applicable law, a shareholder-approved grant) under the Offset Plan, as applicable.

IV. Article III of the Plan shall be amended by adding the following paragraph at the end of the Article:

                  Upon the occurrence of a Change in Control, the Accrued Retirement Pension and Supplemental/Excess Benefit of any Senior Executive Participant shall be calculated by using an amount of Credited Service which is 36 months greater than the amount of Credited Service with which the Senior Executive Participant would, but for the application of this paragraph, have been credited. Any other provision of this Article III to the contrary notwithstanding, the portion of a Participant's Supplemental/Excess Benefit which is attributable to the operation of this paragraph shall be payable under this Plan and shall not be reduced by the Participant's Purchased Benefit.

V. Article IV of the Plan shall be amended and restated in its entirety as follows:

                                   ARTICLE IV
                                   ----------

                                 OFFSET BENEFIT
                                 --------------

                  From time to time certain Senior Executive Participants may receive grants of benefits pursuant to an Offset Plan. Subject to the approval (to the extent required under applicable law) of the Offset Plan by the shareholders of the Sponsor, upon receipt of such a grant, a portion of the Supplemental/Excess Benefit shall be deemed to have been replaced by the benefits granted pursuant to the Offset Plan. The rate of such replacement shall be determined at the time of the grant in accordance with the formula specified in the Offset Plan or the instrument under which the grant is made to the Senior Executive Participant.

VI. Article V of the Plan shall be amended in its entirety to read as follows:

                                    ARTICLE V
                                    ---------

                               PAYMENT OF BENEFITS
                               -------------------

                  5.1 Time of Payment. Unless a Participant has elected to defer payment under Section 5.2, payment of the Supplemental/Excess Benefit shall be made to a Senior Executive Participant as of the first day of the month following the latest of the dates described in subsections
         (a), (b) or, with respect to Richard L. Molen ("Molen") only, (c);

                           (a) the Senior Executive Participant's Severance from Service,

                           (b) the earliest of (i) the date on which the
                  Participant has reached the Early Retirement Date or Normal Retirement Date under the Retirement Plan, (ii) the closing date of a Change in Control, or (iii) the date of the Participant's death, or

                           (c) with respect only to Molen, the earliest date on
                  which his Supplemental/Excess Benefit may be payable without causing his total remuneration from the Sponsor to exceed the limitations on "excessive employee remuneration" imposed by
                  Section 162(m) of the Code (or any successor provision). Provided, however, that this subsection (c) shall be disregarded in the event of a Change in Control. In the event that payment of Molen's Supplemental/Excess Benefit is deferred as a result of the operation of this subsection (c), Molen shall receive a partial payment of the Supplemental/Excess Benefit equal to the greatest amount which would not cause his total remuneration from the Sponsor to exceed the limitations imposed by Section 162(m) of the Code. Interest shall accrue on any amount deferred under this subsection at the rate approved from time to time by the Company Compensation Committee for voluntary deferrals.

                  5.2      Form of Payment.
                           ----------------

                           (a) For any Participant for whom payment of the
                  Supplemental/Excess Benefit commenced prior to June 13, 1997 or who is not a Senior Executive Participant, payment shall be made or shall continue to be made under the form of payment in effect or otherwise applicable as of June 12, 1997.

                           (b) For any Senior Executive Participant, payment of
                  the Actuarial Equivalent of the Senior Executive Participant's Supplemental/Excess Benefit shall be made at the time and in the optional form of payment elected by the Participant. For this purpose, optional forms of payment shall include (i) any form of payment which is permissible under the Retirement Plan, or (ii) to the extent otherwise permitted under this
                  Section 5.2, a single lump sum payment.

                           (c) If a Senior Executive Participant Severs from
                  Service within two years following a Change in Control and begins to receive the Supplemental/Excess Benefit on or after reaching age 58, then in determining the Actuarial Equivalent of the Senior Executive Participant's Supplemental/Excess Benefit for the purposes of this Section, amounts payable to the Senior Executive Participant will not be reduced to reflect distributions before the Normal Retirement Date, but will be reduced to reflect distributions in a form other than the normal form of benefit. For any Senior Executive Participant not described in the preceding sentence, the Supplemental/Excess Benefit shall be reduced to an Actuarial Equivalent (as defined in Exhibit B).

                           (d) For the purposes of this section 5.2, any
                  election of an optional form of payment by a Participant shall become effective on the 180th day after it is received by the Sponsor. In the event that no election of an optional form of payment has become effective on the date on which payment of the Participant's Supplemental/Excess Benefit is scheduled to commence, a Participant's Supplemental/Excess Benefit shall be paid in the form of a single lump sum payment. Notwithstanding any election by a Participant of an optional form of payment, any Supplemental/Excess Benefit which first becomes payable subsequent to a Change in Control shall be paid in the form of a single lump sum payment.

                           (e) If a Participant elects to defer payment of the
                  Supplemental/Excess Benefit pursuant to the provisions of this section 5.2, the amount of the Supplemental/Excess Benefit shall be increased so that the amount payable to the Participant is the Actuarial Equivalent of the Supplemental/Excess Benefit which would otherwise have become payable.

VII. Article VI of the Plan shall be amended by adding the following sentence to the end of Section 6.6:

         Provided, however, that upon the occurrence of a Change in Control, the Supplemental/Excess Benefit of any Senior Executive Participant shall be fully vested.

VIII. Exhibit B to the Plan shall be amended by deleting paragraph (c) from the definition of the term "Actuarial Equivalent" which appears therein and substituting in its place the following:

                           (c) For the purpose of calculating lump sum payments
                  under Article V, the interest rate used to determine the Actuarial Equivalent as of any date shall be the prevailing effective annual yield (as determined by the Sponsor) on U.S. Treasury securities which mature on or as close as reasonably possible to the Participant's Projected Retirement Date. For this purpose, a Participant's Projected Retirement Date shall mean the earlier of (i) the date on which the Participant will reach the Normal Retirement Date, or (ii) for a Participant who has reached age 58, the date on which the sum of the Participant's age and Period of Service equals 85. In the event that the date of determination precedes the Participant's Projected Retirement Date by fewer than 90 days, the interest rate used to determine Actuarial Equivalent shall be the effective annual yield on 90 day U.S. Treasury securities. The mortality table used to calculate lump sum payments under Article V shall be the UP-1984 Mortality Table, set back three years for joint and survivor beneficiaries, or such other table as may be designated by the Sponsor from time to time.

IX. In all other respects, the Plan shall remain unchanged. Provided, however, that this Amendment and the Plan may be amended and/or restated, without further action by the Board of Directors of the Sponsor, as the President or Secretary of the Sponsor deems necessary to clarify and eliminate inconsistencies in the Plan.

         IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of this 15th day of June, 1997.

                                    HUFFY CORPORATION

                                    By:    /s/ Nancy A. Michaud
                                       ----------------------------------------
                                    Title: Vice President - General Counsel
                                           ------------------------------------
                                              and Secretary